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                                                                    Exhibit 6.07
                        AGREEMENT FOR ADVANCEMENT OF LOAN

WHEREAS, Brooke Credit Corporation ("lender") has agreed to loan G.I. Agency, Inc. ("borrower") the amount of $70,000.00 for the purpose of acquiring Brooke Financial Services of Granden City, Kansas for a total purchase price of $331,200.00. Lender has further agreed to make a line of credit loan of up to $75,000.00 for financing business operations. Any loan to a corporation shall be personally guaranteed by _____________ and all reference hereinafter to Borrower shall also be applicable to said individuals. The lender's agreement to extend credit is subject to the following terms and conditions.

1. Borrower shall execute a separate promissory note in the amount of $70,000,00. Disbursement of said promissory note proceeds shall occur on the closing dates set forth in the Agreement for Sale of Insurance Agency Assets executed contemporaneously herewith. Said promissory note shall provide for 120(number) equal monthly payments in the approximate amount of $964.25 and shall mature 12/1/98. Said promissory note shall also provide for an interest rate that:

/X/ is fixed at the rate of 11% per annum.

/ / varies annually on December 31st of each year at a rate 3.5% above the New York Prime rate as Published in the Wall street Journal.

2. Borrower shall execute a separate security agreement which provides for a purchase money security interest in the acquired insurance agency and all related assets. Additionally, said security agreement shall provide for a first and prior security interest in the insurance agency and all related assets now owned by G.I. Agency, Inc.

3. Borrower shall execute a separate UCC-1 financing statement form which perfects lenders security interest in the assets referenced above.

4. In the event the borrower defaults on the promissory note or security agreement referenced above, then the borrower further agrees to the following:

         (A) Borrower agrees that lender's written notice of default constitutes "good and sufficient cause" for termination by Brooke Corporation of a Franchise Agreement dated 9/4/97 between the borrower and Brooke Corporation.

         (B) Effective upon receipt by borrower of lender's written notice of default, borrower shall assign to lender any and all amounts owed to borrower by Brooke Corporation whether for sales commissions, net premiums or from any other source.

         (C) Borrower agrees that all receipts from collection of borrower's customer account receivables shall be deposited to a deposit account which is owned and controlled by Brooke Corporation and that, effective upon receipt by borrower of lender's written notice of default, borrower authorizes Brooke Corporation to pay any such customer account receivables to the leader if requested by the lender.

         (D) Effective upon receipt by borrower of lender's written notice of default, borrower assigns to lender any and all ownership of borrower's customer accounts and authorizes Brooke Corporation to transfer ownership of borrower's customer accounts to lender.

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         (E) Effective upon receipt by borrower of lender's written notice of default, borrower authorizes Brooke Corporation to divulge to lender or to those designated by lender any information requested by lender, whether confidential or otherwise.

         (F) Effective upon receipt by borrower of lender's written notice of default and continuing for a period of three (3) years thereafter, the borrower agrees that Borrower will not solicit any insurance business from clients who were clients of Brooke Financial Services of Garden City, Kansas.

         (G) Effective upon receipt by borrower of lender's written notice, borrower agrees to enforce, for the continued benefit of lender, all non solicitation agreements or non compete agreements currently in force between borrower and its officers, directors, partners, independent contractors and employees.

         (H) Effective upon receipt by borrower of lender's written notice of default, borrower shall cooperate with lender in transferring ownership of all of borrower's customer accounts and policies to lender. Furthermore, borrower shall cause, to the extent reasonably possible, borrower's officers, directors, partners, independent contractors and employees to cooperate with lender in transferring ownership of all of borrower's customer accounts and policies to lender.

         (I) Effective upon receipt by borrower of lender's written notice of default, the borrower shall assign to lender all of borrower's rights to the telephone numbers used to serve borrower's customers, if requested by lender.

         (J) Effective upon receipt by borrower of lender's written notice of default, the borrower shall assign to lender all of borrower's rights to the lease of office space used to serve borrower's customers, if requested by lender.

         (K) Effective upon receipt by borrower of lender's written notice of default, the borrower shall assign to lender all of borrower's rights to the lease of a post office box or other mailing address used to serve borrower's customers, if requested by lender.

         (L) Within seven days of receipt by borrower of lender's written notice of default, borrower shall deliver to lender all of borrower's customer files and customer records.

5. Borrower and lender agree that the borrower shall be in default on the security agreement executed by borrowers in connection with said loan if total annual insurance commissions generated by the secured insurance agency assets for the most recent calendar year decrease to 80% or less of the principal balance of the promissory note secured by said assets.

6. The borrower acknowledge that Brooke Corporation is lender's parent company and that the lender shall provide to Brooke Corporation a copy of all loan and security agreements executed by borrower in connection with said loan.

7. Borrower hold Brooke Corporation harmless for any breach of the terms of said Franchise Agreement by Brooke Corporation which may result from actions taken by Brooke Corporation that are authorized by these Loan Agreements.

8. Notices which may be required to be sent by lender to the borrower in accordance with these agreements shall be sufficient if in writing and if sent by registered mail to borrower's residence.

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Lender's Address:                                Borrower's Business Address:
Brooke Credit Corporation                        G.I. Agency, Inc.
205 F Street, P.O. Box 426                       205 F Street, P.O. Box 426
Phillipsburg, KS  67661                          Phillipsburg, KS  67661

The undersigned agree to the foregoing and acknowledge receipt of a copy of this agreement on this the 1st day of December, 1997.

                                                 Brooke Credit Corporation


                                                 by:  /s/ Leland G. Orr
                                                      --------------------------

/s/ James L. Bush                                /s/ Michael Hess
------------------------------                   -------------------------------
Borrower                                         Borrower

         ACCEPTANCE OF INDIVIDUAL RESPONSIBILITY AND PERSONAL GUARANTEE

If the Borrower is a corporation, the undersigned hereby personally guaranty all responsibilities of Borrower under and by virtue of this agreement.

-------------------------                   -------------------------

NOTICE TO BORROWER: This written agreement is the final expression of the agreement between you and the Lender, and as such it may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between you and the Lender.

ADDITIONAL TERMS: None

AFFIRMATION: By signing here, Borrower and Lender affirm that no unwritten oral agreement between them exists.


                                                 Brooke Credit Corporation
                                                 by:  /s/ Leland G. Orr
                                                      -------------------------
/s/ James L. Bush                                /s/ Michael Hess
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Borrower, Secretary                              Borrower